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                                 EXHIBIT 10.2

                             COMMERCIAL GUARANTY


Borrower:  LABORATORY SPECIALISTS, INC.
           (TIN: 72-0846066)
           P.O. Box 435
           Belle Chasse, LA 70037

Lender:    Hibernia National Bank
           (TIN: 72-0210640)
           Loan Administration Department
           313 Carondelet Street
           New Orleans, LA 70130

Guarantor: Laboratory Specialists of America, Inc.
           P.O. Box 435
           Belle Chasse, LA 70037

AMOUNT OF GUARANTY.  The amount of this Guaranty Is Unlimited.

DEFINITIONS. The following terms shall have the following meanings when used in this Agreement:

   Agreement. The word "Agreement" means this Guaranty Agreement as this Agreement may be amended or modified from time to time.

   Borrower. The word "Borrower" means individually, collectively and interchangeably LABORATORY SPECIALISTS, INC..

   Guarantor. The word "Guarantor" means individually, collectively and interchangeably Laboratory Specialists of America, Inc. and all other persons guaranteeing payment and satisfaction of Borrower's Indebtedness as hereinafter defined.

   Indebtedness. The word "Indebtedness" means individually, collectively, interchangeably and without limitation any and all present and future loans, loan advances, extensions of credit, obligations and/or liabilities that Borrower may now and/or in the future owe to and/or incur in favor of Lender, whether direct or indirect, or by way of assignment or purchase of a participation interest, and whether absolute or contingent, voluntary or involuntary, determined or undetermined, liquidated or unliquidated, due or to become due, secured or unsecured, and whether Borrower may be liable individually, jointly or solidarity with others, whether primarily or secondarily, or as a guarantor or otherwise, and whether now existing or hereafter arising, of

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   every nature and kind whatsoever, in principal, interest, costs, expenses and attorneys' fees and other fees and charges, including without limitation Borrower's indebtedness and obligations under a certain promissory note in favor of Lender dated August 25, 1998 In the fixed principal amount of U.S. $1,000,000.00. In addition, all Interest thereon, costs, expenses, attorneys' fees and other fees and charges related thereto under Borrower's Indebtedness shall be fully guaranteed hereunder.

   Lender. The word "Lender" means Hibernia National Bank TIN: 72-0210640, its successors and assigns, and any subsequent holder or holders of Borrower's Indebtedness.

GUARANTEE OF BORROWER'S INDEBTEDNESS. Guarantor hereby absolutely and unconditionally agrees to, and by these presents does hereby, guarantee the prompt and punctual payment, performance and satisfaction of any and all of Borrower's present aid future Indebtedness In favor of Lender.

CONTINUING GUARANTY. THIS IS A CONTINUING GUARANTY AGREEMENT UNDER WHICH GUARANTOR AGREES TO GUARANTEE PAYMENT OF BORROWER'S PRESENT AND FUTURE INDEBTEDNESS IN FAVOR OF LENDER ON A CONTINUING BASIS. Guarantor's obligations and liability under this Agreement shall be open and continuous in effect. Guarantor intends to and does hereby guarantee at all times the prompt and punctual payment, performance and satisfaction of all of Borrower's present and future Indebtedness in favor of Lender. Accordingly, any payments made on Borrower's Indebtedness will not discharge or diminish the obligations and liability of Guarantor under this Agreement for any remaining and succeeding Indebtedness of Borrower in favor of Lender.

JOINT, SEVERAL AND SOLIDARY LIABILITY. Guarantor's obligations and liability under this Agreement shall be on a "solidary" or "joint and several" basis along with Borrower to the same degree and extent as if Guarantor had been and/or will be a co-borrower, co-principal obligor and/or co-maker of Borrower's Indebtedness. In the event that there is more than one Guarantor under this Agreement, or in the event that there are other guarantors, endorsers or sureties of all or any portion of Borrower's Indebtedness, Guarantor's obligations and liability hereunder shall further be on a "solidary" or "joint and several" basis along with such other guarantors, endorsers and/or sureties.

DURATION OF GUARANTY. This Agreement and Guarantor's obligations and liability hereunder shall remain in full force and effect until such time as this Agreement may be canceled or otherwise terminated by Lender under a written cancellation instrument in favor of Guarantor (subject to the automatic reinstatement provisions herein below). It is anticipated that fluctuations may occur in the aggregate amount of Borrower's Indebtedness guaranteed under this Agreement and it is specifically acknowledged and agreed to by Guarantor that reductions in the amount of Borrower's Indebtedness, even to zero ($0.00) dollars, prior to Lender's written cancellation of this Agreement, shall not constitute or give rise to a termination of this Agreement.

CANCELLATION OF AGREEMENT; EFFECT. Unless otherwise indicated under such a written

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cancellation instrument, Lender's agreement to terminate or otherwise cancel this Agreement shall affect only, and shall be expressly limited to, Guarantor's continuing obligations and liability to guarantee Borrower's Indebtedness incurred, originated and/or extended (without prior commitment) after the date of such a written cancellation instrument; with Guarantor remaining fully obligated and liable under this Agreement for any and all of Borrower's Indebtedness incurred, originated, extended, or committed to prior to the date of such a written cancellation instrument. Nothing under this Agreement or under any other agreement or understanding by and between Guarantor and Lender, shall in any way obligate, or be construed to obligate, Lender to agree to the subsequent termination or cancellation of Guarantor's obligations and liability hereunder; it being fully understood and agreed to by Guarantor that Lender has and intends to continue to rely on Guarantor's assets, income and financial resources in extending credit and other Indebtedness to and in favor of Borrower, and that to release Guarantor from Guarantor's continuing obligations and liabilities under this Agreement would so prejudice Lender that Lender may, within its sole and uncontrolled discretion and judgment, refuse to release Guarantor from any of its continuing obligations and liability under this Agreement for any reason whatsoever as long as any of Borrower's Indebtedness remains unpaid and outstanding, or otherwise.

DEFAULT. Should any event of default occur or exist under any of Borrower's Indebtedness in favor of Lender, Guarantor unconditionally and absolutely agrees to pay Lender the then unpaid amount of Borrower's Indebtedness, in principal, interest, costs, expenses, attorneys' fees and other fees and charges. Such payment or payments shall be made at Lender's offices indicated above, immediately following demand by Lender.

GUARANTOR'S WAIVERS.  Guarantor hereby waives:

     (a)  Notice of Lander's acceptance of this Agreement.

     (b) Presentment for payment of Borrower's Indebtedness, notice of dishonor and of nonpayment, notice of intention to accelerate, notice of acceleration, protest and notice of protest, collection or institution of any suit or other action by Lender in collection thereof, including any notice of default in payment thereof, or other notice to, or demand for payment thereof, on any party.

     (c) Any right to require Lender to notify Guarantor of any nonpayment relating to any collateral directly or indirectly securing Borrower's Indebtedness, or notice of any action or nonaction on the pan of Borrower, Lender, or any other guarantor, surety or endorser of Borrower's Indebtedness, or notice of the creation of any new or additional Indebtedness subject to this Agreement

     (d) Any rights to demand or require collateral security from the Borrower or any other person as provided under applicable Louisiana law or otherwise.

     (e) Any right to require Lender to notify Guarantor of the terms, time and place of any public or private sale of any collateral directly or indirectly securing Borrower's Indebtedness.

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     (f)  Any "one action" or "anti-deficiency" law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, against Guarantor, before or after Lender's commencement or completion of any foreclosure action, or any action in lieu of foreclosure.

     (g) Any election of remedies by Lender that may destroy or impair Guarantor's subrogation rights or Guarantor's right to proceed for reimbursement against Borrower or any other guarantor, surety or endorser of Borrower's Indebtedness, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging Borrower's Indebtedness.

     (h) Any disability or other defense of Borrower, or any other guarantor, surety or endorser, or any other person, or by reason of the cessation from any cause whatsoever, other than payment in full of Borrower's Indebtedness.

     (i) Any statute of limitations or prescriptive period, if at the time an action or suit brought by Lender against Guarantor is commenced, there is any outstanding Indebtedness of Borrower to Lender which is barred by any applicable statute of limitations or prescriptive period.

Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences, and that, under the circumstances, such waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

GUARANTOR'S SUBORDINATION OF RIGHTS. in the event that Guarantor should for any reason (a) advance or lend monies to Borrower, whether or not such funds are used by Borrower to make payment(s) under Borrower's Indebtedness, and/or
(b) make any payment(s) to Lender or others for and on behalf of Borrower under Borrower's Indebtedness, and/or (c) make any payment to Lender in total or partial satisfaction of Guarantor's obligations and liabilities under this Agreement, and/or (d) if any of Guarantor's property is used to pay or satisfy any of Borrower's Indebtedness, Guarantor hereby agrees that any and all rights that Guarantor may have or acquire to collect from or to be reimbursed by Borrower (or from or by any other guarantor, endorser or surety of Borrower's Indebtedness), whether Guarantor's rights of collection or reimbursement arise by way of subrogation to the rights of Lender or otherwise, shall in all respects, whether or not Borrower is presently or subsequently becomes insolvent, be subordinate, inferior and junior to the rights of Lender to collect and enforce payment, performance and satisfaction of Borrower's then remaining Indebtedness, until such time as Borrower's Indebtedness is fully paid and satisfied. In the event of Borrower's insolvency or consequent liquidation of Borrower's assets, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to Borrower's then remaining Indebtedness. Guarantor hereby assigns to Lender all claims which it may have or acquire against Borrower or any assignee or trustee of Borrower in bankruptcy; provided that, such assignment shall be effective only for the

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purpose of assuring to Lender full payment of Borrower's Indebtedness guaranteed under this Agreement.

If now or hereafter (a) Borrower shall be or become insolvent, and (b) Borrower's Indebtedness shall not at all times until paid be fully secured by collateral pledged by Borrower, Guarantor hereby forever waives and relinquishes in favor of Lender and Borrower, and their respective successors, any claim or right to payment Guarantor may now have or hereafter have or acquire against Borrower, by subrogation or otherwise, so that at no time shall Guarantor be or become a "creditor" of Borrower within the meaning of 11 U.S.C. section 547(b), or any successor provision of the Federal bankruptcy laws.

GUARANTOR'S RECEIPT OF PAYMENTS. Guarantor further agrees to refrain from attempting to collect and/or enforce any of Guarantor's collection and/or reimbursement rights against Borrower (or against any other guarantor, surety or endorser of Borrower's Indebtedness), arising by way of subrogation or otherwise, until such time as all of Borrower's then remaining Indebtedness in favor of Lender is fully paid and satisfied. In the event that Guarantor should for any reason whatsoever receive any payment(s) from Borrower (or any other guarantor, surety or endorser of Borrower's Indebtedness) that Borrower (or such a third party) may owe to Guarantor, for any of the reasons stated above, Guarantor agrees to accept such payment(s) in trust for and on behalf of Lender, advising Borrower (or the third party payee) of such fact. Guarantor further unconditionally agrees to immediately deliver such funds to Lender, with such funds being hold by Guarantor over any interim period, in trust for Lender. In the event that Guarantor should for any reason whatsoever receive any such funds from Borrower (or any third party), and Guarantor should deposit such funds in one or more of Guarantor's deposit accounts, no matter where located, Lender shall have the right to attach any and all of Guarantor's deposit accounts in which such funds were deposited, whether or not such funds were commingled with other monies of Guarantor, and whether or not such funds then remain on deposit in such an account or accounts. To this end and to secure Guarantor's obligations under this Agreement, Guarantor collaterally assigns and pledges to Lender, and grants to Lender a continuing security interest in, any and all of Guarantor's present and future rights, title and interest in and to all monies that Guarantor may now and/or in the future maintain on deposit with banks, savings and loan associations and other entities (other than tax deferred accounts with Lender), in which Guarantor may at any time deposit any such funds that may be received frm Borrower (or any other guarantor, endorser or surety of Borrower's Indebtedness) in favor of Lender.

DEPOSIT ACCOUNTS. As collateral security for repayment of Guarantor's obligations hereunder and under any additional guaranties previously granted or to be granted by Guarantor in the future, and additionally as collateral security for any present and future indebtedness of Guarantor in favor of Lender (with the exception of any indebtedness under a consumer credit card account), Guarantor is granting Lender a continuing security interest in any and all funds that Guarantor may now and in the future have on deposit with Lender or in certificates of deposit or other deposit accounts as to which Guarantor is an account holder (with the exception of IRA, pension, and other tax-deferred deposits). Guarantor further agrees that Lender may at any time apply any funds that Guarantor may have on deposit with Lender or in certificates of deposit or other deposit accounts as to which

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Guarantor is an account holder against the unpaid balance of any and all other present and future obligations and indebtedness of Guarantor to Lender, in principal, interest, fees, costs, expenses, and attorneys' fees.

ADDITIONAL COVENANTS. Guarantor agrees that Lender may, at its sole option, at any time, and from time to time, without the consent of or notice to Guarantor, or any of them, or to any other party, and without incurring any responsibility to Guarantor or to any other party, and without impairing or releasing any of Guarantor's obligations or liabilities under this Agreement:

     (a)  Make additional secured and/or unsecured loans to Borrower.

     (b) Discharge, release or agree not to sue any party (including, but not limited to, Borrower or any other guarantor, surety, or endorser of Borrower's Indebtedness), who is or may be liable to Lender for any of Borrower's Indebtedness.

     (c) Sell, exchange, release, surrender, realize upon, or otherwise deal with, in any manner and in any order, any collateral directly or indirectly securing repayment of any of Borrower's Indebtedness.

     (d) Alter, renew, extend, accelerate, or otherwise change the manner, place, terms and/or times of payment or other terms of Borrower's Indebtedness, or any part thereof, including any increase or decrease in the rate or rates of interest on any of Borrower's Indebtedness.

     (e)  Settle or compromise any of Borrower's Indebtedness.

     (f) Subordinate and/or agree to subordinate the payment of all or any part of Borrower's Indebtedness, or Lander's security rights in any collateral directly or indirectly securing any such Indebtedness, to the payment and/or security rights of any other present and/or future creditors of Borrower.

     (g) Apply any payments and/or proceeds to any of Borrower's Indebtedness in such priority or with such preferences as Lender may determine in its sole discretion, regardless of which of Borrower's Indebtedness then remains unpaid.

     (h) Take or accept any other collateral security or guaranty for any or all of Borrower's Indebtedness.

     (i) Enter into, deliver, modify, amend, or waive compliance with, any instrument or arrangement evidencing, securing or otherwise affecting, all or any part of Borrower's Indebtedness.

NO IMPAIRMENT OF GUARANTOR'S OBLIGATIONS. No course of dealing between Lender and Borrower (or any other guarantor, surety or endorser of Borrower's Indebtedness), nor any failure or delay on the part of Lender to exercise any of Lender's rights and remedies under this

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Agreement or any other agreement or agreements by and between Lender and
Borrower (or any other guarantor, surety or endorser), shall have the effect of impairing or releasing Guarantor's obligations and liabilities to Lender, or of waiving any of Lender's rights and remedies under this Agreement or otherwise. Any partial exercise of any rights and remedies granted to Lender shall furthermore not constitute a waiver of any of Lender's other rights and remedies; it being Guarantor's intent and agreement that Lender's rights and remedies shall be cumulative in nature. Guarantor further agrees that, should Borrower default under any of its Indebtedness, any waiver or forbearance on the part of Lender to pursue Lender's available rights and remedies shall be binding upon Lender only to the extent that Lender specifically agrees to such waiver or forbearance in writing. A waiver or forbearance on the part of Lender as to one event of default shall not constitute a waiver or forbearance as to any other default.

NO RELEASE OF GUARANTOR. Guarantor's obligations and liabilities under this Agreement shall not be released, impaired, reduced, or otherwise affected by, and shall continue in full force and effect notwithstanding the occurrence of any event, including without limitation any one or more of the following events:

     (a) The death, insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, or lack of authority (whether corporate, partnership or trust) of Borrower (or any person acting on Borrower's behalf), or of any other guarantor, surety or endorser of Borrower's Indebtedness.

     (b) Any payment by Borrower, or any other-party, to Lender that is held to constitute a preferential transfer or a fraudulent conveyance under any applicable !aw, or any such amounts or payment which, for any reason, Lender is required to refund or repay to Borrower or to any other person.

     (c) Any dissolution of Borrower, or any sale, lease or transfer of all or any part of Borrower's assets.

     (d) Any failure of Lender to notify Guarantor of the making of additional loans or other extensions of credit in reliance on this Agreement.

AUTOMATIC REINSTATEMENT. This Agreement and Guarantor's obligations and liabilities hereunder shall continue to be effective, and/or shall automatically and retroactively be reinstated, if a release or discharge has occurred, or if at any time, any payment or part thereof to Lender with respect to any of Borrower's Indebtedness, is rescinded or must otherwise be restored by Lender pursuant to any insolvency, bankruptcy, reorganization, receivership, or any other debt relief granted to Borrower or to any other party to Borrower's Indebtedness or any such security therefor. In the event that Lender must rescind or restore any payment received in total or partial satisfaction of Borrower's Indebtedness, any prior release or discharge from the terms of this Agreement given to Guarantor shall be without effect, and this Agreement and Guarantor's obligations and liabilities hereunder shall automatically and retroactively be renewed and/or reinstated and shall remain in full

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force and effect to the same degree and extent as if such a release or discharge had never been granted. It is the intention of Lender and Guarantor that Guarantor's obligations and liabilities hereunder shall not be discharged except by Guarantor's full and complete performance and satisfaction of such obligations and liabilities; and then only to the extent of such performance.

LEGAL EXISTENCE. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Guarantor is duly qualified and in good standing as a foreign corporation in each jurisdiction where in the nature of the business transacted and the property owned by Guarantor makes such qualification necessary. Guarantor's guaranty of Borrower's Indebtedness and this Agreement does not violate Guarantor's Articles of incorporation or Bylaws. Guarantor has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement.

REPRESENTATIONS AND WARRANTIES BY GUARANTOR. Guarantor represents and warrants that:

     (a) Guarantor has the lawful power to own its properties and to engage in its business as presently conducted.

     (b) Guarantor's guaranty of Borrower's Indebtedness and Guarantor's execution, delivery and performance of this Agreement are not in violation of any laws and will not result in a default under any contract, agreement, or instrument to which Guarantor is a party, or by which Guarantor or its property may be bound.

     (c) Guarantor has agreed and consented to execute this Agreement and to guarantee Borrower's Indebtedness in favor of Lender, at Borrower's request and not at the request of Lander.

     (d) Guarantor will receive and/or has received a direct or indirect material benefit from the transactions contemplated herein and/or arising out of Borrower's Indebtedness.

     (e) This Agreement, when executed and delivered to Lender, will constitute a legal-and-binding obligation of Guarantor, enforceable in accordance with its terms.

     (f) Guarantor has established adequate means of obtaining information from Borrower on a continuing basis regarding Borrower's financial condition.

     (g) Lender has made no representations to Guarantor as to the creditworthiness of Borrower.

ADDITIONAL OBLIGATIONS OF GUARANTOR. So long as this Agreement remains in effect, Guarantor has not and will not, without Lender's prior written consent, sell, lease, assign, pledge, hypothecate, encumber, transfer, or otherwise dispose of all or substantially all of Guarantor's assets. Guarantor agrees to keep adequately informed of any facts, events or circumstances which might in any way affect Guarantor's risks under this Agreement. Guarantor further agrees that Lender shall

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have no obligation to disclose to Guarantor any information or material relating to Borrower or Borrower's Indebtedness.

ADDITIONAL DOCUMENTS; FINANCIAL STATEMENTS. Upon the reasonable request of Lender, Guarantor will, at any time, and from time to time, execute and deliver to Lender any and all such financial instruments and documents, and supply such additional information, as may be necessary or advisable in the opinion of Lender to obtain the full benefits of this Agreement. Guarantor further agrees to provide Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

TRANSFER OF INDEBTEDNESS. This Agreement is for the benefit of Lender and for such other person or persons as may from time to time become or be the holders of all or any part of Borrower's Indebtedness. This Agreement shall be transferrable and negotiable with the same force and affect and to the same extent as Borrower's Indebtedness may be transferrable; it being understood and agreed to by Guarantor that, upon any transfer or assignment of all or any part of Borrower's Indebtedness, the holder of such Indebtedness shall have all of the rights and remedies granted to Lender under this Agreement. Guarantor further agrees that, upon any transfer of all or any portion of Borrower's Indebtedness, Lender may transfer and deliver any and all collateral securing repayment of such Indebtedness (including, but not limited to, any collateral provided by Guarantor) to the transferee of such Indebtedness, and such collateral shall secure any and all of Borrower's Indebtedness in favor of such a transferee. Guarantor additionally agrees that, after any such transfer or assignment has taken place, Lender shall be fully discharged from any and all liability and responsibility to Borrower and Guarantor with respect to such collateral, and the transferee thereafter shall be vested with all the powers and rights with respect to such collateral.

CONSENT TO PARTICIPATION. Guarantor recognizes and agrees that Lender may, from time to time, one or more times, transfer all or any part of Borrower's Indebtedness through sales of participation interests in such Indebtedness to one or more third party lenders. Guarantor specifically agrees and consents to all such transfers and assignments, and Guarantor further waives any subsequent notice of such transfers and assignments as may be provided under Louisiana law. Guarantor additionally agrees that the purchaser of a participation interest in Borrower's Indebtedness will be considered as the absolute owner of a percentage interest of such Indebtedness and that such a purchaser will have all of the rights granted under any participation agreement governing the sale of such a participation interest. Guarantor waives any rights of offset that Guarantor may have against Lender and/or any purchaser of such a participation interest, and Guarantor unconditionally agrees that either Lender or such a purchaser may enforce Guarantor's obligations and liabilities under this Agreement, irrespective of the failure or insolvency of Lender or any such purchaser.

NOTICES. Any notice provided in this Agreement must be in writing and will be considered as given on the day it is delivered by hand or deposited in the U.S. mail, postage prepaid, addressed to the person to whom the notice is to be given at the address shown above or at such other addresses as any party may designate to the other in writing. If there is more than one Guarantor under this

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Agreement, notice to any Guarantor shall constitute notice to all Guarantors.

ADDITIONAL GUARANTIES. Guarantor recognizes and agrees that Guarantor may have previously granted, and may in the future grant, one or more additional guaranties of Borrower's Indebtedness in favor of Lender. Should this occur, the execution of this Agreement and any additional guaranties on the part of Guarantor will not be construed as a cancellation of this Agreement or any of Guarantor's additional guaranties; it being Guarantor's full intent and agreement that all such guaranties of Borrower's Indebtedness in favor of Lender shall remain in full force and effect and shall be cumulative in nature and effect.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty:

   Amendment. No amendment, modification, consent or waiver of any provision of this Agreement, and no consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing signed by a duly authorized officer of Lender, and then shall be effective only as to the specific instance and for the specific purpose for which given.

   Applicable Law. This Guaranty has been delivered to Lender and accepted by Lender in the State of Louisiana. This Guaranty shall be governed by and construed in accordance with the laws of the State of Louisiana.

   Caption Headings. Caption headings of the sections of this Agreement are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Agreement, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

   Severability. If any provision of this Agreement is hold to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

   Successors and Assigns Bound. Guarantor's obligations and liabilities under this Agreement shall be binding upon Guarantor's successors, heirs, legatees, devisees, administrators, executors and assigns.

   Waive Jury. Guarantor and Lender hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either against the other.

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EACH UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS
GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR'S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED. NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE. THIS GUARANTY IS DATED AUGUST 25, 1998.

GUARANTOR:

Laboratory Specialists of America, Inc.

By: Arthur R. Peterson, Jr., Treasurer

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